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                                                                   EXHIBIT 10.25

                          CONSULTING SERVICES AGREEMENT

         THIS CONSULTING SERVICES AGREEMENT (this "Agreement") is entered into as of the 7th day of January, 2005 by and between Back Yard Burgers, Inc., a Delaware corporation (the "Company"), and William N. Griffith ("Consultant").

         WHEREAS, Consultant is a party to that certain Separation Agreement dated as of January 7th, 2005 (the "Separation Agreement");

         WHEREAS, the Separation Agreement contemplates that the Company and consultant will enter into this Agreement.

         NOW THEREFORE, in consideration of the terms and conditions set forth below, the parties agree as follows:

         1. Term. This term of this Agreement (the "Term") shall continue from the date hereof until July 7th, 2005, unless terminated sooner pursuant to the terms of this Agreement (the "Expiration Date").

         2. Scope of Services. During the Term, the Consultant will develop and deliver a competent platform for use throughout the Company system for the Nieco Grill (the "Nieco Grill System"). The Nieco Grill System will include determining dependable equipment, at or below current costs, and devising written and oral materials needed for implementation, ongoing operation and maintenance of the Nieco Grill, with the cost of ongoing operation and maintenance not to exceed levels currently being incurred in restaurants utilizing the current form of the Nieco Grill (the "Services"). Consultant shall not be required to work any specific number of hours during a month or over any particular period of time in order to entitle him to the compensation hereunder, but Consultant agrees to make himself available at such times and for such periods of time as reasonably requested by the Company for the purpose of providing the Services.

         3. Compensation. In consideration of the Services rendered by Consultant to the Company hereunder, the Company agrees to pay Consultant the sum of $48,000, payable in monthly installments of $8,000 on the 1st day of each month, beginning February 1, 2005, during the term. The Company will pay to Consultant an additional fee of $27,000 upon the completion of the Services on or prior to the expiration of the Term, within 15 days of completion of the Services. In the event the completion of the Services occurs prior to the expiration of the Term, the Company will pay to Consultant, at the same time the additional fee payment of $27,000 is made, any remaining amount of the original sum of $48,000 that has not been paid.

         4. Reimbursement for Expenses. Consultant shall be reimbursed by the Company for all reasonable and necessary out of pocket costs incurred by Consultant in the performances of Services, subject to prior approval by the Company, upon submission of a written invoice to the Company itemizing such costs.

         5. Independent Contractor. Consultant shall be an independent contractor while acting hereunder and shall not be an employee of the Company. Consultant shall be responsible



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for the payment of all his own state and federal withholding and employment taxes. Consultant shall not represent or hold himself out to third parties as an employee or agent of the Company.

         6. Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Consultant and the assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Consultant. Any attempted assignment or transfer of this Agreement by the Consultant shall be void.

         7. Entire Agreement; Modification. This Agreement and the agreements referred to herein sets forth the entire understanding between the parties hereto regarding the subject matter contained herein. There are no terms, conditions, representations, warranties or covenants with respect to Consultant's engagement other than those contained herein. No term or provision of this Agreement may be amended, waived, released, discharged or otherwise modified in any respect except in writing and signed by the parties. No waiver of any breach or default shall constitute a waiver of any other breach or default, whether of the same or any other covenant or condition contained herein. A delay or failure to assert any right or breach of this Agreement shall not be deemed to be a waiver of such right or breach either with respect to that right or breach or any subsequent right or breach.

         8. Inventions. Consultant agrees that any inventions he conceives of, develops and/or reduces to practice, and any copyrightable works he develops, in connection with the performance of the Services hereunder, whether during working hours or at any other time, will be the exclusive property of the Company. In particular, Consultant agrees that all such copyrightable works shall be deemed to be works made for hire under the Copyright Law, and in the event that any such copyrightable works may be held to be something other than works made for hire, Consultant agrees that this Agreement is and shall be deemed to be a sufficient assignment of Consultant's entire right and interest in those copyrightable works to the Company. Consultant agrees to keep the Company informed of all such inventions and copyrightable works and to do whatever is in the Company's judgment reasonably necessary to ensure that the Company is their owner. Consultant agrees that he is not entitled to any special payment for the conception, development, and/or reduction to practice of such inventions and the development of such copyrightable works, since the payments hereunder constitute full and fair payment for Consultant's efforts and full and fair compensation for any assignment to the Company of any rights Consultant may have in such inventions and copyrightable works. The Company shall, in addition to any other rights and remedies existing in its favor, be entitled to receive from any court of law or equity of competent jurisdiction order(s) for specific performance and injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

         9. Termination.

                  (a) Termination for Cause. The Company may terminate the Term and the Services of the Consultant hereunder at any time for Cause (as hereinafter defined) (such termination being referred to herein as a "Termination for Cause") by giving the Consultant written notice of such termination, effective immediately upon the giving of such notice to the Consultant. As used in this Agreement, "Cause" means the


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         Consultant's (i) commission of an act (A) constituting a felony or (B)
         involving fraud, theft or dishonesty which is not a felony and which materially adversely affects the Company or could reasonably be expected to materially adversely affect the Company, (ii) repeated failure to be reasonably available to perform his duties, which, if curable, shall not have been cured within 15 days of written notice thereof from the Company, or (iii) failure to make reasonably satisfactory progress towards completing the Services on or prior to the expiration of the Term.

                  (b) Effect of Termination. Upon the termination of the Term and the Services performed hereunder due to a Termination for Cause, neither the Consultant nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement, except to receive (A) the unpaid portion, if any, of the Consultant's compensation provided for in Section 3, computed on a pro rata basis to the effective date on which the Services are terminated (based on the actual number of days in the month on which the Consultant is required to be available for work in the ordinary course), and (B) reimbursement for any allowable expenses up to such date of termination.

         10. Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         11. Governing Law. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Tennessee, without reference to rules relating to conflicts of law.

         12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original.




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          IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date first above written.



                                         /s/ William N. Griffith
                                         -----------------------
                                         WILLIAM N. GRIFFITH



                                         BACK YARD BURGERS, INC.



                                         By: /s/ Lattimore M. Michael
                                             ------------------------
                                         Title: Chief Executive Officer
                                                -----------------------












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